Consent of Independent Chartered Accountants
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S — 8 ) of our report dated 8 June 2006 relating to Hay Hall Holdings Limited, appearing in the Registration Statement ( Form S-1/A No. 333-137660 ) and related Prospectus.
/s/ BDO Stoy Hayward LLP

BDO Stoy Hayward LLP
Birmingham, United Kingdom
30 January 2007